Exhibit 8(f)(3)

Amendment No. 3 to Participation Agreement (Federated)

AMENDMENT NO. 3 TO

FUND PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

FEDERATED INSURANCE SERIES

AND FEDERATED SECURITIES CORP.

This Amendment No. 3 is made this 1st day of March, 2015, by and between Transamerica Financial Life Insurance Company (the “Insurer”), on its own behalf and on behalf of certain segregated asset accounts of the Insurer listed on Exhibit A to this Agreement (the “Separate Accounts”); Federated Insurance Series (the “Investment Company”); and Federated Securities Corp. (the “Distributor”).

WHEREAS, Insurer, Investment Company and Distributor are parties to that certain Fund Participation Agreement dated July 15, 2011, (the “Agreement”);

WHEREAS, Insurer, Investment Company and Distributor desire to amend the Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth, the parties hereby agree as follows:

1. Exhibit A is deleted in its entirety and replaced with the attached Exhibit A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY By: /s/ John Mallett Name: John Mallett Title: Vice President Date: 6/4/2015	FEDERATED SECURITIES CORP. By: /s/ Thomas E. Territ Name: Thomas E. Territ Title: President Date: 6/8/15
FEDERATED INSURANCE SERIES By: /s/ John W. McGongile Name: John W. McGongile Title: Executive Vice President Date: 6/8/15

Exhibit A

INSURER SEPARATE ACCOUNTS

Accounts	Policies/Contracts
TFLIC Separate Account C	Dimensional Variable Annuity Advisor’s Edge Variable Annuity

TFLIC Separate Account VNY	Advisor’s EdgeSM NY Variable Annuity

Separate Account VA-5NLNY	Distinct AssetsSM Variable Annuity

ML of New York Variable Annuity Separate Account A ML of New York Variable Annuity Separate Account B	Merrill Lynch Retirement Plus®

ML of New York Variable Annuity Separate Account A	Merrill Lynch Retirement Power® Merrill Lynch Retirement Optimizer® Merrill Lynch Investor Choice Annuity® (NY) (Investor Series)

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